UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 11, 2019

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TYPE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the credit agreements dated as of October 11, 2019, by and among Marvel Parent, LLC, a Delaware limited liability company (“Parent”), Marvel Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Sub”), following the consummation of the acquisition and the Merger (as defined below), Monotype Imaging Holdings Inc., a Delaware corporation (the “Company”), the lenders from time to time party thereto, administrative agents and collateral agents party thereto, and the consummation of the acquisition by Parent of the Company via the merger of Merger Sub with and into the Company, the credit agreements, dated as of March 22, 2019, by and among the Company, Bank of America N.A., and the lenders party thereto was terminated and all obligations outstanding thereunder (other than customary obligations and other obligations subject to customary cash collateralization arrangements) were paid off and extinguished.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 11, 2019, pursuant to the terms of an Agreement and Plan of Merger, dated July 25, 2019 (the “Merger Agreement”), by and between the Company, Parent and Merger Sub, the Company and Parent completed the merger, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub were formed by affiliates of HGGC, LLC. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

At the Effective Time, each:

(i)	share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) was cancelled and automatically converted into the right to receive cash in an amount equal to $19.85, without interest thereon (the “Per Share Price”), and net of any required withholding of taxes;

(ii)	each option to purchase shares of Company Common Stock (“Company Option”) that was unexpired, unexercised, and outstanding and vested as of immediately prior to the Effective Time was canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Per Share Price over (B) the per-share exercise price for such Company Option, multiplied by (ii) the total number of shares of Company Common Stock underlying such Company Option, without interest;

(iii)	each Company Option that was unexpired, unexercised, and outstanding as of immediately prior to the Effective Time and did not by its terms vest as of the Effective Time was assumed and substituted without any action on the part of the holder (“Substituted Option”), and subject to compliance with Section 409A of the Code, the Substituted Options will remain subject to the same terms and conditions as were applicable under such Company Option immediately prior to the Effective Time (including, without limitation, all vesting, exercise and forfeiture terms and accelerated vesting on specific terminations of employment, to the extent applicable, and any new terms required to become effective as a result of such assumption and/or substitution under the Company Option award agreement and/or Company Equity Plans), except that upon vesting of any Substituted Options, the holder will be entitled to the amount in cash, without interest, equal to the product of (A) the excess, if any, of (x) the Per Share Price over (y) the per-share exercise price for such Company Option, multiplied by (B) the total number of shares of Company Common Stock (“Company Shares”) underlying such Company Option that would have become vested pursuant to its terms, without interest. If the per-share exercise price of any Company Option was equal to or greater than the Per Share Price, such Company Option was cancelled without any cash payment or other consideration;

(iv)	each Company restricted stock award (“Company RSA”) that was outstanding immediately prior to the Effective Time and did not by its terms vest as of the Effective Time was assumed and substituted without any action on the part of the holder thereof (“Substituted RSA”), and the Substituted RSAs will remain subject to the same terms and conditions as were applicable under such Company RSA immediately prior to the Effective Time except that upon vesting of any Substituted RSAs, the holder will be entitled to the amount in cash, without interest, equal to the product of (i) the total number of Company Shares underlying such Company RSA that would have become vested pursuant to its terms, multiplied by (ii) the Per Share Price;

(v)	each Company restricted stock unit (“Company RSU”) that was outstanding and vested by its terms immediately prior to the Effective Time, was canceled and converted into the right of the holder of such Company RSU to receive an amount in cash, without interest, equal to the product of (i) the total number of Company Shares underlying such Company RSU, multiplied by (ii) the Per Share Price;

(vi)	each Company RSU that was outstanding immediately prior to the Effective Time and that did not by its terms vest as of the Effective Time was assumed and substituted without any action on the part of the holder (“Substituted RSU”), and subject to compliance with Section 409A of the Code, the Substituted RSUs will remain subject to the same terms and conditions as were applicable under the Company RSU immediately prior to the Effective Time (including, without limitation, all vesting, settlement and forfeiture terms and accelerated vesting on specific terminations of employment, to the extent applicable, and any new terms required to become effective as a result of such assumption and/or substitution under the Company RSU award agreement and/or Company Equity Plans), except that upon vesting and settlement of any Substituted RSUs, the holder will be entitled to the amount in cash, without interest, equal to the product of (i) the total number of Company Shares underlying such Company RSU that would have become vested pursuant to its terms, multiplied by (ii) the Per Share Price, payable at the same time as such Company RSUs for which Substituted RSUs were assumed and substituted would have been settled pursuant to its terms; and

(vii)	each Company restricted stock unit or similar rights to receive shares of Company Common stock that vest in whole or in part upon the achievement of one or more performance goals (“Company PSU”) that was outstanding and vested by its terms immediately prior to the Effective Time was canceled and converted into the right of the holder of such Company PSU to receive an amount in cash, without interest, equal to the product of (i) the total number of Company Shares underlying such Company PSU, multiplied by (ii) the Per Share Price. Each Company PSU that did not by its terms vest at or prior to the Effective Time was cancelled without any cash payment or other consideration.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The Nasdaq Stock Market (“Nasdaq”) on October 11, 2019 that each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as described under Item 2.01, and the Company requested that Nasdaq file a Form 25 with the U.S. Securities and Exchange Commission to remove the Company Common Stock from listing on Nasdaq and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price.

Item 5.01	Change in Control of Registrant.

The information set forth under Items 2.01 and 3.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $900 million. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions from HGGC, the Company’s cash on hand, and the proceeds received in connection with debt financing received under the credit agreements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the following persons were appointed to serve as directors of the Company: Richard F. Lawson, Jr., Bill Conrad, David Chung, Scott E. Landers and Steven Young. The following persons, who were directors of the Company prior to the completion of the Merger, are no longer directors of the Company: Eileen A. Campbell, Gay W. Gaddis, Roger J. Heinen Jr., Pamela F. Lenehan, Peter J. Simone, Timothy B. Yeaton and Denise F. Warren.

Effective upon completion of the Merger, the following persons continued to serve as officers of the Company: Scott E. Landers, Christopher Brooks, Benjamin W.L. Semmes III, Steven R. Martin, Janet M. Dunlap and Brett S. Zucker.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

Item 8.01	Other Events.

On October 11, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Monotype Imaging Holdings Inc.

3.2	Second Amended and Restated Bylaws of Monotype Imaging Holdings Inc.

99.1	Press Release of Monotype Imaging Holdings Inc., dated October 11, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2019

MONOTYPE IMAGING HOLDINGS INC.

By:	/s/ Scott E. Landers
Name:	Scott E. Landers
Title:	Chief Executive Officer